UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2023

a.k.a. Brands Holding Corp.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40828	87-0970919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Montgomery Street, Suite 1600
San Francisco, California 94104
(Address of Principal Executive Offices, including Zip Code)
415-295-6085
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AKA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.
On March 9, 2023, a.k.a. Brands Holding Corp. (the "Company") issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 6, 2023, Jill Ramsey, the Company’s Chief Executive Officer, and the Board of Directors (the “Board”) of the Company determined that Ms. Ramsey will take time to work through unforeseen medical issues, effective as of March 9, 2023. Ms. Ramsey will remain employed by the Company and will be as active in the business as her health allows. Ms. Ramsey will also remain on the Board.
On March 6, 2023, the Board appointed Ciaran Long, the Company’s Chief Financial Officer, to serve as acting Chief Executive Officer on an interim basis, effective as of March 9, 2023.
Mr. Long, age 50, joined the Company in April 2021 as Chief Financial Officer. Mr. Long is a strategic leader with over 20 years of experience developing and managing high performance, cross-functional teams geared toward driving organizational growth and change. Immediately prior to joining the Company, Mr. Long served as Chief Financial Officer of Samsclub.com, a multi-billion-dollar omnichannel business, and Vice President of Finance for Membership, Marketing and Supply Chain at Sam’s Club, a division of Walmart Inc., beginning in November 2017. During his seven-year tenure at Walmart, Mr. Long held numerous leadership positions within Walmart’s eCommerce divisions between September 2014 and April 2021, including Vice President of Finance for Merchandising and Vice President of Finance for Supply Chain, Customer Care and Payments. Mr. Long joined Walmart after co-founding CleanGrow, a developer of new sensor technology to measure key water quality parameters, and managed CleanGrow from April 2009 to August 2014. Mr. Long is a qualified Irish Chartered Accountant.
There are no arrangements or understandings between Mr. Long and any other person pursuant to which Mr. Long was selected to serve as acting Chief Executive Officer. Mr. Long does not have a family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Long and the Company.

Item 7.01	Regulation FD Disclosure.
On March 9, 2023, the Company issued a press release announcing the transition described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press release dated March 9, 2023
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a.k.a. Brands Holding Corp.

Date: March 9, 2023	By:	/s/ Ciaran Long
	Name:	Ciaran Long
	Title:	Chief Financial Officer
2